Exhibit 99

News Release
[LOGO]	First Midwest Bancorp, Inc.		First Midwest Bancorp One Pierce Place, Suite 1500 P.O. Box 459 Itasca, Illinois 60143-9768 (630) 875-7450
FOR IMMEDIATE RELEASE		CONTACT:	Michael L. Scudder
EVP, Chief Financial Officer
(630) 875-7283
TRADED:	Nasdaq		Steven H. Shapiro
SYMBOL:	FMBI		EVP, Corporate Secretary
(630) 875-7345
www.firstmidwest.com
FIRST MIDWEST THIRD QUARTER 2005 RESULTS REFLECT CONTINUED MOMENTUM
3rd QUARTER 2005 HIGHLIGHTS:
*	EPS Up 9.3% From 3Q04
*	Noninterest Income Up 8.3% vs. 3Q04
*	ROE of 19.8%; ROA of 1.51%
*	Net Charge-Offs Linked Quarter Down 34%
*	Efficiency Ratio of 49.39%

ITASCA, IL, OCTOBER 26, 2005 - First Midwest Bancorp, Inc. ("First Midwest") (Nasdaq: FMBI) today reported net income for the quarter ended September 30, 2005 of $27.0 million, or $0.59 per diluted share. This represents an increase of 9.3% on a per diluted share basis as compared to 2004's third quarter earnings of $25.2 million, or $0.54 per diluted share. First Midwest's annualized return on average assets was 1.51% for third quarter 2005, as compared to 1.45% for third quarter 2004. Its annualized return on average equity was 19.8% for third quarter 2005, as compared to 19.0% for third quarter 2004.

For the first nine months of 2005, First Midwest's net income increased 8.2% on a per diluted share basis to $1.71 per diluted share, or $78.7 million, as compared to $1.58 per diluted share, or $73.9 million for the same period in 2004.

"First Midwest's performance reflects the benefits of our continued sales momentum, solid credit quality and strong growth in fee-based business lines," said John M. O'Meara, President and Chief Executive Officer of First Midwest. "Our continued focus on expanding our core client relationships drives these benefits and creates long-term competitive advantages. This focus is particularly important as the banking industry looks to weather shorter-term margin pressures resulting from the sustained flat yield curve and adjusting consumer preferences for core deposit maturities."

Earnings Guidance

Confirming previous guidance, First Midwest expects full year 2005 earnings to be in the range of $2.28 to $2.32 per share.

Net Interest Margin

First Midwest's net interest income grew by 4.3% to $60.0 million in third quarter 2005 as compared to $57.5 million in 2004's third quarter.

Net interest margin for third quarter 2005 was 3.88%, down from 3.90% for third quarter 2004 and 3.93% for second quarter 2005. The decrease from second quarter 2005 to third quarter 2005 reflects the combined impact of the flat interest rate curve on asset yields and growth in higher costing certificates of deposit. This impact on net interest margin was partially offset by a $1.2 million contribution to net interest income resulting from the transfer of a nonperforming real estate construction credit to accruing status late in second quarter 2005.

Loan and Deposit Growth

Total loans as of September 30, 2005 were $4.3 billion, an increase of $64.1 million, or 1.5%, from June 30, 2005. Third quarter loan growth reflected increases of 4.4% in commercial real estate loans and 6.9% in real estate construction loans. Excluding discontinued indirect consumer loans, total loan growth for this period was 2.4%, or 9.6% annualized.

Total average deposits for third quarter 2005 were $5.2 billion, an increase of 5.0% as compared to third quarter 2004, largely as the result of an increase of 5.1% in demand deposits and an increase of 19.1% in time deposits. In comparison to third quarter 2004, average demand deposits reflect comparatively higher levels of public and commercial deposits. Average time deposits for third quarter 2005 in comparison to third quarter 2004 reflect the combined impact of targeted sales promotion as well as higher levels of brokered deposits. The increase in time deposit balances was partially offset by decreases in savings, NOW and money market balances as consumer preferences changed in response to the higher level of interest rates and time deposit promotion.

Noninterest Income and Expense

Noninterest income in third quarter 2005 grew to $20.4 million, an 8.3% increase from third quarter 2004, despite a reduction of security gains in the current quarter. Increases during third quarter 2005 in trust and investment management fees of 12.9%, in card-based fees of 12.0%, and in other service charges, commissions and fees of 23.8% combined to increase noninterest income by 11.2%, exclusive of security gains.

First Midwest's total noninterest expense for third quarter 2005 increased $1.7 million to $42.1 million, an increase of 4.3% from third quarter 2004. This increase largely reflects higher salaries and employee benefits, merchant card expense, and equipment expense, partially offset by comparatively lower incentive-related compensation costs.

First Midwest's efficiency ratio was 49.4% for third quarter 2005, as compared to 49.6% for third quarter 2004 and 48.7% for second quarter 2005.

Credit Quality

First Midwest's overall credit quality remained close to the historically low levels realized as of June 30, 2005. Nonperforming assets as of September 30, 2005 increased by 4.1% to $14.9 million from $14.3 million at June 30, 2005. Net charge-offs for third quarter 2005 totaled $1.2 million, down 33.8% from second quarter 2005 and represented 0.11% of average loans, a reduction from 0.17% for second quarter 2005. As of September 30, 2005, nonperforming assets, including foreclosed real estate remained relatively flat at 0.35% of loans plus foreclosed real estate, following its historical low of 0.34% of loans plus foreclosed real estate as of June 30, 2005. As of September 30, 2005, the reserve for loan losses stood at 1.31% of total loans as compared to 1.33% as of June 30, 2005 and represented 461% of nonperforming loans.

Loans past due 90 days and still accruing totaled $10.4 million as of September 30, 2005, up from $7.5 million as of June 30, 2005.

Capital Management

As of September 30, 2005, First Midwest's Total Risk Based Capital ratio was 11.5%, compared to 11.7% as of September 30, 2004. The Tier 1 Risk Based Capital ratio was 10.4%, compared to 10.6% as of September 30, 2004. First Midwest's Tier 1 Leverage Ratio was 8.2% as of September 30, 2005 compared to 8.1% as of September 30, 2004. These ratios all exceeded the regulatory minimum levels to be considered a "well capitalized institution."

During the third quarter of 2005, First Midwest paid dividends of $0.25 per share, up 13.6% from 2004's third quarter dividend of $0.22 per share. In addition, during the third quarter of 2005, First Midwest repurchased 133,731 shares of its common stock at an average price of $37.41 per share. For the first nine months of 2005, First Midwest repurchased 856,951 shares of its common stock. As of September 30, 2005, approximately 2.1 million shares remained under First Midwest's existing repurchase authorization.

About the Company

First Midwest is the premier relationship-based banking franchise in the growing Chicagoland banking market. As one of the Chicago metropolitan area's largest independent bank holding companies, First Midwest provides the full range of both business and retail banking and trust and investment management services through 69 offices located in 49 communities, primarily in northeastern Illinois. First Midwest is the 2004 recipient of the Illinois Bank Community Service Award and was honored by Chicago magazine in its October 2004 issue as one of the 25 best places to work in Chicago, the only bank to be so honored.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in First Midwest Bancorp's 2004 Form 10-K and other filings with the U.S. Securities and Exchange Commission. Such information contained herein represents management's best judgment as of the date hereof based on information currently available. First Midwest does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

Accompanying Financial Statements and Tables
Accompanying this press release is the following unaudited financial information:

* Operating Highlights, Balance Sheet Highlights and Stock Performance Data (1 page)

* Condensed Consolidated Statements of Condition (1 page)

* Condensed Consolidated Statements of Income (1 page)

* Selected Quarterly Data and Asset Quality (1 page)

Press Release and Additional Information Available on Website

This press release, the accompanying financial statements and tables and certain additional unaudited selected financial information (totaling 3 pages) are available through the "Investor Relations" section of First Midwest's website at www.firstmidwest.com.

First Midwest Bancorp, Inc.	Press Release Dated October 26, 2005

Operating Highlights	Quarters Ended				Nine Months Ended
Unaudited	September 30,				September 30,

(Amounts in thousands except per share data)	2005		2004		2005		2004

Net income	$27,030		$25,172		$78,747		$73,916
Diluted earnings per share	$0.59		$0.54		$1.71		$1.58
Return on average equity	19.76%		19.03%		19.59%		18.72%
Return on average assets	1.51%		1.45%		1.51%		1.44%
Net interest margin	3.88%		3.90%		3.89%		3.89%
Efficiency ratio	49.39%		49.60%		49.33%		50.00%

Balance Sheet Highlights
Unaudited

(Amounts in thousands except per share data)					Sept. 30, 2005		Sept. 30, 2004

Total assets					$7,201,261		$6,931,563
Total loans					4,287,266		4,204,026
Total deposits					5,225,847		4,955,322
Stockholders' equity					536,181		535,855
Book value per share					$11.81		$11.56
Period end shares outstanding					45,385		46,370

Stock Performance Data	Quarters Ended				Nine Months Ended
Unaudited	September 30,				September 30,

	2005		2004		2005		2004

Market Price:
Quarter End	$37.24		$34.56		$37.24		$34.56
High	$39.18		$35.62		$39.18		$36.03
Low	$34.14		$32.25		$31.25		$31.13

Quarter end price to book value	3.2	x	3.0	x	3.2	x	3.0	x
Quarter end price to consensus estimated 2005 earnings	16.1	x	N/A		16.1	x	N/A
Dividends declared per share	$0.25		$0.22		$0.74		$0.66

First Midwest Bancorp, Inc.	Press Release Dated October 26, 2005

Condensed Consolidated Statements of Condition
Unaudited (1)	September 30,

(Amounts in thousands)	2005	2004

Assets
Cash and due from banks	$170,473	$183,472
Funds sold and other short-term investments	8,109	8,613
Securities available for sale	2,299,250	2,115,492
Securities held to maturity, at amortized cost	49,118	54,743
Loans	4,287,266	4,204,026
Reserve for loan losses	(56,283)	(56,707)

Net loans	4,230,983	4,147,319

Premises, furniture and equipment	96,292	90,173
Investment in corporate owned life insurance	155,005	150,165
Goodwill and other intangible assets	95,114	97,125
Accrued interest receivable and other assets	96,917	84,461

Total assets	$7,201,261	$6,931,563

Liabilities and Stockholders' Equity
Deposits	$5,225,847	$4,955,322
Borrowed funds	1,221,151	1,252,338
Junior subordinated debentures	130,421	129,250
Accrued interest payable and other liabilities	87,661	58,798

Total liabilities	6,665,080	6,395,708

Common stock	569	569
Additional paid-in capital	60,749	66,454
Retained earnings	752,446	693,297
Accumulated other comprehensive (loss) income	(5,944)	12,520
Treasury stock, at cost	(271,639)	(236,985)

Total stockholders' equity	536,181	535,855

Total liabilities and stockholders' equity	$7,201,261	$6,931,563

(1) While unaudited, the Condensed Consolidated Statements of Condition have been prepared in accordance with U.S. generally accepted accounting principles and, as of September 30, 2004, are derived from quarterly financial statements on which Ernst & Young LLP, First Midwest's independent external auditor, has rendered a Quarterly Review Report; Ernst & Young is currently in the process of completing their Quarterly Review Report for the quarter ended September 30, 2005.

First Midwest Bancorp, Inc.	Press Release Dated October 26, 2005

Condensed Consolidated Statements of Income	Quarters Ended		Nine Months Ended
Unaudited (1)	September 30,		September 30,

(Amounts in thousands except per share data)	2005	2004	2005	2004

Interest Income
Loans	$69,482	$56,918	$193,422	$166,066
Securities	24,664	22,542	72,992	67,030
Other	111	183	256	481

Total interest income	94,257	79,643	266,670	233,577

Interest Expense
Deposits	23,137	14,668	60,501	41,893
Borrowed funds	9,049	5,434	23,471	15,200
Junior subordinated debentures	2,090	2,007	6,197	6,013

Total interest expense	34,276	22,109	90,169	63,106

Net interest income	59,981	57,534	176,501	170,471
Provision for Loan Losses	1,200	3,240	6,150	7,573

Net interest income after provision for loan losses	58,781	54,294	170,351	162,898

Noninterest Income
Service charges on deposit accounts	7,752	7,873	21,891	21,155
Trust and investment management fees	3,255	2,883	9,534	8,883
Other service charges, commissions, and fees	4,881	3,942	13,093	11,408
Card-based fees	2,625	2,344	7,592	6,839
Corporate owned life insurance income	1,308	1,233	3,726	3,744
Security gains, net	292	748	2,837	5,350
(Losses) on early extinguishments of debt	-	-	-	(2,653)
Other	270	(210)	1,529	579

Total noninterest income	20,383	18,813	60,202	55,305

Noninterest Expense
Salaries and employee benefits	24,276	23,009	71,188	66,880
Net occupancy expense	3,990	3,964	12,278	11,839
Equipment expenses	2,270	2,105	6,438	6,605
Technology and related costs	1,387	1,335	4,164	5,377
Other	10,185	9,946	29,057	29,840

Total noninterest expense	42,108	40,359	123,125	120,541

Income before taxes	37,056	32,748	107,428	97,662
Income tax expense	10,026	7,576	28,681	23,746

Net Income	$27,030	$25,172	$78,747	$73,916

Diluted Earnings Per Share	$0.59	$0.54	$1.71	$1.58

Dividends Declared Per Share	$0.25	$0.22	$0.74	$0.66

Weighted Average Diluted Shares Outstanding	45,761	46,851	45,940	46,926

  While unaudited, the Condensed Consolidated Statements of Income have been prepared in accordance with U.S. generally accepted accounting principles and, for the quarter and nine months ended September 30, 2004, are derived from quarterly financial statements on which Ernst & Young LLP, First Midwest's independent external auditor, has rendered a Quarterly Review Report; Ernst & Young is currently in the process of completing their Quarterly Review Report for the quarter and nine months ended September 30, 2005.

First Midwest Bancorp, Inc.		Press Release Dated October 26, 2005

Selected Quarterly Data
Unaudited	Year to Date			Quarters Ended

(Amounts in thousands except per share data)	9/30/05	9/30/04	9/30/05	6/30/05	3/31/05	12/31/04	9/30/04

Net interest income	$176,501	$170,471	$59,981	$59,411	$57,109	$58,393	$57,534
Provision for loan losses	6,150	7,573	1,200	1,800	3,150	5,350	3,240
Noninterest income	60,202	55,305	20,383	19,673	20,146	24,076	18,813
Noninterest expense	123,125	120,541	42,108	41,245	39,772	42,797	40,359
Net income	78,747	73,916	27,030	26,510	25,207	25,220	25,172
Diluted earnings per share	$1.71	$1.58	$0.59	$0.58	$0.55	$0.54	$0.54
Return on average equity	19.59%	18.72%	19.76%	19.85%	19.14%	18.57%	19.03%
Return on average assets	1.51%	1.44%	1.51%	1.52%	1.49%	1.46%	1.45%
Net interest margin	3.89%	3.89%	3.88%	3.93%	3.87%	3.94%	3.90%
Efficiency ratio	49.33%	50.00%	49.39%	48.75%	49.88%	50.43%	49.60%

Period end shares outstanding	45,385	46,370	45,385	45,399	45,732	46,065	46,370
Book value per share	$11.81	$11.56	$11.81	$11.83	$11.35	$11.55	$11.56
Dividends declared per share	$0.74	$0.66	$0.25	$0.25	$0.24	$0.24	$0.22

Asset Quality
Unaudited	Year to Date		Quarters Ended

(Amounts in thousands)	9/30/05	9/30/04	9/30/05	6/30/05	3/31/05	12/31/04	9/30/04

Nonaccrual loans	$12,206	$22,267	$12,206	$11,419	$16,407	$19,197	$22,267
Foreclosed real estate	2,711	4,528	2,711	2,905	3,270	3,736	4,528
Loans past due 90 days and still accruing	10,386	3,108	10,386	7,463	4,625	2,658	3,108

Nonperforming loans to loans	0.28%	0.53%	0.28%	0.27%	0.39%	0.46%	0.53%
Nonperforming assets to loans plus foreclosed real estate	0.35%	0.64%	0.35%	0.34%	0.47%	0.55%	0.64%
Nonperforming assets plus loans past due 90 days to loans plus foreclosed real estate	0.59%	0.71%	0.59%	0.52%	0.58%	0.62%	0.71%
Reserve for loan losses to loans	1.31%	1.35%	1.31%	1.33%	1.35%	1.37%	1.35%
Reserve for loan losses to nonperforming loans	461%	255%	461%	493%	343%	295%	255%

Provision for loan losses	$6,150	$7,573	$1,200	$1,800	$3,150	$5,350	$3,240
Net loan charge-offs	6,585	7,270	1,179	1,782	3,624	5,339	3,219

Net loan charge-offs to average loans	0.21%	0.23%	0.11%	0.17%	0.36%	0.51%	0.30%